As filed with the Securities and Exchange Commission on October 15, 1999

                                           Registration Statement No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                       Rockwell International Corporation
             (Exact name of registrant as specified in its charter)

                Delaware                                25-1797617
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification Number)

       777 East Wisconsin Avenue,
               Suite 1400
          Milwaukee, Wisconsin                             53202
         (Address of Principal                           (Zip Code)
           Executive Offices)

                                   ----------

           Rockwell International Corporation Retirement Savings Plan
                        for Represented Hourly Employees
                            (Full title of the plan)

                                   ----------

                          WILLIAM J. CALISE, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                       Rockwell International Corporation
                      777 East Wisconsin Avenue, Suite 1400
                           Milwaukee, Wisconsin 53202
                     (Name and address of agent for service)

                                 (414) 212-5200
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                              PETER R. KOLYER, Esq.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================== ============ ============== =========== ============
                                                        Proposed
                                          Proposed       maximum
                              Amount      maximum       aggregate   Amount of
   Title Of Securities        to be     offering price  offering  registration
    to be registered        registered   per share(1)    price(1)      fee
========================== ============ ============== =========== ============
Common Stock, par value $1
per share (including the
associated Preferred Share
Purchase Rights)(2)        5,000 shares    $51.0625    $255,312.50    $70.98
========================== ============ ============== =========== ============

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low per share market price of the Common Stock for New York Stock Exchange Composite Transactions on October 13, 1999 of $51.0625.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which are on file (File No. 1-12383) with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K of Rockwell International Corporation ("Rockwell") for the year ended September 30, 1998.

         (b) Quarterly Report on Form 10-Q of Rockwell for the quarter ended December 31, 1998.

         (c) Quarterly Report on Form 10-Q of Rockwell for the quarter ended March 31, 1999.

         (d) Quarterly Report on Form 10-Q of Rockwell for the quarter ended June 30, 1999.

         (e) Current Report on Form 8-K of Rockwell dated January 12, 1999.

         (f) The description of Rockwell's Common Stock, par value $1 per share, and Rockwell's Preferred Share Purchase Rights, which is incorporated in Rockwell's Registration Statement on Form 8-A dated October 30, 1996 by reference to the material under the caption "Description of New Rockwell Capital Stock" on pages 105-115 of Rockwell's Proxy Statement-Prospectus dated October 29, 1996, constituting a part of Rockwell's Registration Statement on Form S-4 (Registration No. 333-14969).

         All documents subsequently filed by Rockwell and the Rockwell International Corporation Retirement Savings Plan for Represented Hourly Employees (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.


Item 4.  Description of Securities.

         This Item is not applicable.


Item 5.  Interests of Named Experts and Counsel.

         William J. Calise, Jr., Esq., who has passed upon the legality of any newly issued Common Stock of Rockwell covered by this registration statement, is Senior Vice President, General Counsel and Secretary of Rockwell.


Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors to a corporation or its shareholders for breach of their fiduciary duty of care,

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subject to certain limitations (8 Del. G.C.L. sec. 102(b)(7)) and also provides for indemnification of directors, officers, employees and agents subject to certain limitations (8 Del. G.C.L. sec. 145).

         The last paragraph of Article Seventh of Rockwell's Restated Certificate of Incorporation, as amended, eliminates monetary liability of directors to Rockwell and its shareowners for breach of fiduciary duty as directors to the extent permitted by Delaware law.

         Section 13 of Article III of the By-Laws of Rockwell and the appendix thereto entitled Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article III, Section 13 of the By-Laws provide, in substance, for the indemnification of directors, officers, employees and agents of Rockwell to the extent permitted by Delaware law.

         Rockwell's directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         In addition, Rockwell and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which Rockwell or such persons may be required to make in respect thereof.


Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.


Item 8.  Exhibits.

         4-a      -- Restated Certificate of Incorporation of Rockwell, as
                     amended, filed as Exhibit 3-a-1 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1996, is hereby incorporated by reference.

         4-b      -- By-Laws of Rockwell filed as Exhibit 3-b-2 to Rockwell's
                     Annual Report on Form 10-K for the year ended September 30, 1998, is hereby incorporated by reference.

         4-c      -- Rights Agreement dated as of November 30, 1996 between
                     Rockwell and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4-c to Registration Statement No. 333-17031, is hereby incorporated by reference.

         4-d      -- Copy of the Rockwell International Corporation
                     Retirement Savings Plan for Represented Hourly Employees, amended and restated effective as of April 1, 1999.

         4-e      -- Master Defined Contribution Trust Agreement effective
                     January 1, 1996 between The Employee Benefit Committee of Rockwell and First Interstate Bank of California (predecessor of Wells Fargo Bank, N.A.), filed as Exhibit 99-b to Rockwell's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-1035), is hereby incorporated by reference.

         5-a      -- Opinion of William J. Calise, Jr., Esq., Senior Vice
                     President, General Counsel and Secretary of Rockwell, as to the legality of any newly issued Common Stock covered by this registration statement.

         5-b      -- In lieu of an opinion concerning compliance with the
                     requirements of the Employee Retirement Income Security Act of 1974, as amended, or a determination letter of the Internal Revenue Service (the "IRS") that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended, Rockwell hereby undertakes to submit the

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
                     Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

         23-a     -- Consent of Deloitte & Touche LLP, independent auditors, set forth on page II-7 of this registration statement.

         23-b     -- Consent of William J. Calise, Jr., Esq., Senior Vice
                     President, General Counsel and Secretary of Rockwell, contained in his opinion filed as Exhibit 5-a to this registration statement.

         23-c     -- Consent of Chadbourne & Parke LLP, set forth on page II-7 of this registration statement.

         24       -- Power of Attorney authorizing certain persons to sign
                     this registration statement on behalf of certain directors and officers of Rockwell.


Item 9.  Undertakings.

A.  Rockwell hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by Rockwell pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of Rockwell's annual report pursuant to
         Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Rockwell pursuant to the foregoing provisions, or otherwise, Rockwell has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Rockwell of expenses incurred or paid by a director, officer or controlling person of Rockwell in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Rockwell will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 15th day of October, 1999.

                              ROCKWELL INTERNATIONAL CORPORATION

                              By /s/ William J. Calise, Jr.
                                 -----------------------------------------------
                                 (William J. Calise, Jr., Senior Vice President,
                                         General Counsel and Secretary)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 15th day of October, 1999 by the following persons in the capacities indicated:

                    Signature                               Title
                    ---------                               -----

         DON H. DAVIS, JR.*                       Chairman of the Board and
                                                    Chief Executive Officer
                                                  (principal executive officer)

         GEORGE L. ARGYROS*                       Director

         DONALD R. BEALL*                         Director

         WILLIAM H. GRAY, III*                    Director

         JAMES CLAYBURN LA FORCE, JR.*            Director

         WILLIAM T. MCCORMICK, JR.*               Director

         JOHN D. NICHOLS*                         Director

         BRUCE M. ROCKWELL*                       Director

         ROBERT B. SHAPIRO*                       Director

         WILLIAM S. SNEATH*                       Director

         JOSEPH F. TOOT, JR.*                     Director

         W. MICHAEL BARNES*                       Senior Vice President,
                                                    Finance & Planning and
                                                    Chief Financial Officer
                                                  (principal financial officer)

         WILLIAM E. SANDERS*                      Vice President and Controller
                                                  (principal accounting officer)



*  By /s/ William J. Calise, Jr.
      --------------------------------------------
      (William J. Calise, Jr., Attorney-in-fact)**

** By authority of the power of attorney filed herewith.

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seal Beach, State of California on the 15th day of October, 1999.

                                   ROCKWELL INTERNATIONAL CORPORATION RETIREMENT
                                     SAVINGS PLAN FOR REPRESENTED HOURLY
                                     EMPLOYEES


                                   By /s/ Alfred J. Spigarelli
                                      ------------------------------------------
                                      (Alfred J. Spigarelli, Plan Administrator)























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
                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Rockwell International Corporation on Form S-8 in respect of the Rockwell International Corporation Retirement Savings Plan for Represented Hourly Employees of our report dated November 4, 1998, appearing in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
October 15, 1999

                                -----------------


                               CONSENT OF COUNSEL


         We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Rockwell International Corporation in respect of the Rockwell International Corporation Retirement Savings Plan for Represented Hourly Employees.


                                                  CHADBOURNE & PARKE LLP

30 Rockefeller Plaza
New York, New York 10112
October 15, 1999





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